Exhibit 99.1

FOR IMMEDIATE RELEASE
January 17, 2023

1ST SECURITY BANK ANNOUNCES RECEIPT OF REGULATORY
APPROVALS TO BUY SEVEN WASHINGTON AND OREGON BRANCHES
FROM COLUMBIA STATE BANK

MOUNTLAKE TERRACE, Wash. ― January 17, 2023 ― FS Bancorp, Inc. (Nasdaq: FSBW), the parent company of 1st Security Bank of Washington (“1st Security Bank”), today announced that all required regulatory approvals had been received for 1st Security Bank to purchase seven branches from Columbia State Bank, a subsidiary of Columbia Banking System, in Washington and Oregon.

The completion of the transaction remains subject to customary closing conditions and is expected to occur on February 27, 2023.

Joe Adams, CEO of 1st Security Bank commented, “We have received the necessary regulatory approvals and the employees at 1st Security Bank and Columbia Bank are enthusiastically working to make this a smooth conversion for our customers.”

About 1st Security Bank
1st Security Bank of Washington, member FDIC and Equal Housing Lender, provides loan and deposit services to customers at its twenty branches, and mortgage services at each branch as well as lending offices in the greater Puget Sound area, Vancouver, and the Tri-Cities. FS Bancorp, Inc., a Washington corporation, (NASDAQ: FSBW) is the holding company for the Bank. The Bank was rated the number one Community Bank nationally in Bank Director’s 2022 “Ranking Banking” study, as well as the #1 Leadership Team of all banks studied nationally. 1st Security Bank is the top bank in its category in the Puget Sound Business Journals “Washington’s Best Workplaces” from 2015-2022 and named one of American Banker’s "Best Banks to Work For" from 2017-2021. For more information visit 1st Security Bank’s website at www.fsbwa.com.

1st Security Bank Media Contacts: Kelli Nielsen EVP Retail Banking and Marketing kelli.nielsen@fsbwa.com (425) 275-4347 Donna Jacobson VP Marketing Director donna.jacobson@fsbwa.com (425) 697-8086	1st Security Investor Contacts: Matt Mullet CFO, 1st Security Bank mattm@fsbwa.com (425) 697-8026 Joe Adams CEO, 1st Security Bank joea@fsbwa.com (425) 697-8048

Note Regarding Forward Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "expected," "anticipate", "continue," or other comparable words. In addition, all statements other than statements of historical facts that address activities that FS Bancorp expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the Securities and Exchange Commission reports of FS Bancorp, particularly its annual report on Form 10-K for the fiscal year ended December 31, 2021, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.